                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69042) of A. Schulman, Inc. of our report dated October 14, 1997 appearing on page 27 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio
November 25, 1997